TenthGate Incorporated Acquires Worldwide Exclusive License

of Electron Paramagnetic Resonance Technology

for Melanoma Detection

RESTON, VIRGINIA -- (PRIME ZONE) -- April 21, 2006 -- TenthGate Incorporated (“TenthGate” or “Company”), a medical holding company, announced today the signing of a world-wide exclusive technology licensing agreement with Science & Technology Corporation @ UNM (“STC”). STC has been designated by the Regents of the University of New Mexico to administer all matters pertaining to protection, utilization and commercialization of the intellectual property developed at the University to include Electron Paramagnetic Resonance Technology (EPR) for Melanoma Detection.

With the exception of lung cancer in women, the incidence of melanoma is growing faster than any cancer in the United States. It has become one of the more common cancers among young adults. However, Melanoma is curable if it is found early. But unlike other forms of skin cancer, it can spread very quickly to other parts of the body through the blood or the lymph system.

Melanoscan is a molecular based detection and imaging of melanoma technology. It is based on the intrinsic and specific magnetic resonance properties of melanin. When melanin is formed, stable free radicals are ‘locked in’ within the polymers structure. The technology uses Electron Paramagnetic Resonance (EPR) to image primary melanomas, to detect metastasis and to measure melanoma prevention strategies. The unique EPR signature of melanin allows high selectivity.

R. Paul Gray, Executive Vice President of Business Development at TenthGate said, “We are extremely excited to announce this licensing agreement and believe that this Electron Paramagnetic Resonance technology focuses on the early and effective diagnosis of melanomas, and once it is fully developed, has the potential to save lives. TenthGate will continue to focus its technology acquisition and development efforts in the areas of life sciences, next generation diagnostic tools and unique medical devices.”

Cancer is the second leading cause of death in the United States. Today, millions of people are living with cancer or have had cancer in some form. The sooner a cancer is detected and treatment commenced, the better the chances for living for many years following the initial diagnosis.

About TenthGate Incorporated

TenthGate Incorporated www.tenthgate.biz is a medical holding company strategically positioned to acquire, develop and commercialize “life-changing” healthcare and wellness technologies designed to enhance the effectiveness of medical diagnostics and treatment options.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as TenthGate “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe TenthGate’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of TenthGate, as appropriate which could cause actual results to differ materially from those currently anticipated. Although TenthGate believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and TenthGate do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

CONTACT:	TenthGate Incorporated
Tim Novak
(703) 766-6556

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